Exhibit 99.1

Crexendo Announces Second Quarter 2019 Results

PHOENIX, AZ—(Marketwired – August 6, 2019)

Crexendo, Inc. (OTCQX: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the second quarter of 2019.

Second Quarter Financial highlights:

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Total revenue increased 21% year over year to $3.6 million.
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UCaaS service revenue increased 28% year over year to $3.0 million.
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GAAP net income was $338,000 or $0.02 per diluted share.
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Non-GAAP net income was $447,000 or $0.03 per diluted share.

Financial Results for the Second Quarter 2019

Consolidated total revenue for the second quarter of 2019 increased 21% to $3.6 million compared to $3.0 million for the second quarter of 2018.

Consolidated service revenue for the second quarter of 2019 increased 24% to $3.1 million compared to $2.5 million for the second quarter of 2018.

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Cloud Telecommunications Segment UCaaS service revenue for the second quarter of 2019 increased 28% to $3.0 million compared to $2.3 million for the second quarter of 2018.

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Web Services Segment service revenue for the second quarter of 2019 decreased 21% to $165,000, compared to $208,000 for the second quarter of 2018.

Consolidated product revenue for the second quarter of 2019 increased 7% to $467,000 compared to $437,000 for the second quarter of 2018.

Consolidated operating expenses for the second quarter of 2019 increased 12% to $3.3 million compared to $2.9 million for the second quarter of 2018.

On a GAAP basis, the Company reported net income of $338,000 for the second quarter of 2019, or $0.02 per diluted common share, compared to $47,000 or breakeven per diluted common share for the second quarter of 2018.

Non-GAAP net income was $447,000 for the second quarter of 2019, or $0.03 per diluted common share, compared to $178,000 or $0.01 per diluted common share for the second quarter of 2018.

EBITDA for the second quarter of 2019 was $362,000 compared to $71,000 for the second quarter of 2018. Adjusted EBITDA for the second quarter of 2019 was $457,000 compared to $184,000 for the second quarter of 2018.

Financial Results for the six months ended June 30, 2019

Consolidated total revenue for the six months ended June 30, 2019 increased 23% to $7.1 million compared to $5.8 million for the six months ended June 30, 2018.

Consolidated service revenue for the six months ended June 30, 2019 increased 24% to $6.2 million compared to $5.0 million for the six months ended June 30, 2018.

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Cloud Telecommunications Segment UCaaS service revenue for the six months ended June 30, 2019 increased 28% to $5.8 million compared to $4.5 million for the six months ended June 30, 2018.

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Web Services Segment service revenue for the six months ended June 30, 2019 decreased 21% to $343,000, compared to $433,000 for the six months ended June 30, 2018.

Consolidated product revenue for the six months ended June 30, 2019 increased 18% to $951,000 compared to $803,000 for the six months ended June 30, 2018.

Consolidated operating expenses for the six months ended June 30, 2019 increased 13% to $6.5 million compared to $5.8 million for the six months ended June 30, 2018.

On a GAAP basis, the Company reported net income of $577,000 for the six months ended June 30, 2019, or $0.04 per diluted common share, compared to a net loss of $(16,000) or breakeven per diluted common share for the six months ended June 30, 2018.

Non-GAAP net income was $790,000 for the six months ended June 30, 2019, or $0.05 per diluted common share, compared to $195,000 or $0.01 per diluted common share for the six months ended June 30, 2018.

EBITDA for the six months ended June 30, 2019 was $625,000 compared to $27,000 for the six months ended June 30, 2018. Adjusted EBITDA for the six months ended June 30, 2019 was $811,000 compared to $202,000 for the six months ended June 30, 2018.

Total cash, cash equivalents, and restricted cash at June 30, 2019 was $2.6 million compared to $1.9 million at December 31, 2018.

Cash provided by operating activities for the six months ended June 30, 2019 was $495,000 compared to cash used for operating activities of $(32,000) for the six months ended June 30, 2018. Cash used for investing activities for the six months ended June 30, 2019 was $(42,000) compared to $(136,000) for the six months ended June 30, 2018. Cash provided by financing activities for the six months ended June 30, 2019 was $206,000 compared to $226,000 for the six months ended June 30, 2018.

Steven G. Mihaylo, Chief Executive Officer commented, “I am very pleased with the results we announced today. The improvements and hard work we have undertaken are continuing to positively impact our results. We have now reported back to back quarters of substantial GAAP profit. We reported net income of $338,000 for the second quarter of 2019, or $0.02 per diluted common share, compared to $47,000 or breakeven per diluted common share for the second quarter of 2018. Cloud Telecommunications Segment UCaaS service revenue increased 28% for the six months ended June 30, 2019 compared to the prior year. Additionally, our balance sheet continues to improve with a current ratio of 1.84 at the end of the quarter. These results are highly encouraging. However, we are not sitting back and congratulating ourselves, we are continuing to work to make improvements in our sales process, strengthen our infrastructure and making sure that we provide the best products, services and customer interface in the industry. ”

Mihaylo added, "I am particularly pleased with our cash management. Cash provided by operating activities for the six months ended June 30, 2019 was $495,000 compared to cash used for operating activities of $(32,000) for the six months ended June 30, 2018. Results were positive across the board. We will continue to work hard to grow the business and to increase shareholder value. I commend the hard work of our team, which is responsible for the results we announced today”

Doug Gaylor, President and Chief Operating Officer, stated, "I share Steve’s enthusiasm for our results, and I also want to thank our team for their tireless efforts to promote excellence. We continue to monitor our sales process and teams carefully. We are pleased with the results both from our direct sales channel and our channel partners, with that said however, we keep working on our process and working to improve sales. We will continue to work every day to improve the Company and shareholder value”

Conference Call

The Company is hosting a conference call today, August 6, 2019 at 5:30 PM EST. The dial-in number for domestic participants is 844-369-8770 and 862-298-0840 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until August 13, 2019 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 50016.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being very pleased with the results announced today; (ii) believing the improvements and hard work undertaken are continuing to positively impact results; (iii) having highly encouraging results but continuing to work to make improvements in sales process, strengthen infrastructure and making sure that it provides the best products, services and customer interface in the industry; (iv) being particularly pleased with cash management; (v) believing that results were positive across the board; (vi) continuing to work hard to grow the business and to increase shareholder value; (vii) believing the hard work of its team is responsible for the results announced; (viii) having enthusiasm in the results and believing the team has made tireless efforts to promote excellence; (ix) continuing to monitor sales process and teams carefully and being pleased with the results both from the direct sales channel and the channel partners; (x) working on its process and working to improve sales and (xi) continuing to work every day to improve the Company and shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2018, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)
	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$2,508	$1,849
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $24
as of June 30, 2019 and $14 as of December 31, 2018	517	419
Contract assets	18	12
Inventories	286	270
Equipment financing receivables	99	67
Contract costs	380	371
Prepaid expenses	321	244
Income tax receivable	7	1
Total current assets	4,236	3,333

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of June 30, 2019 and December 31, 2018	7	10
Long-term equipment financing receivables, net	358	184
Property and equipment, net	149	124
Operating lease right-of-use assets	974	-
Intangible assets, net	140	167
Goodwill	272	272
Contract costs, net of current portion	379	342
Other long-term assets	103	117
Total Assets	$6,618	$4,549

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$80	$155
Accrued expenses	1,216	1,131
Finance leases	26	28
Notes payable	7	56
Operating lease liabilities	242	-
Income taxes payable	-	-
Contract liabilities	737	641
Total current liabilities	2,308	2,011

Contract liabilities, net of current portion	442	422
Finance leases, net of current portion	101	116
Operating lease liabilities, net of current portion	732	-
Total liabilities	3,583	2,549

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,581,484 shares issued and outstanding as of June 30, 2019 and 14,394,113 shares issued
and outstanding as of December 31, 2018	15	14
Additional paid-in capital	61,610	61,153
Accumulated deficit	(58,590)	(59,167)
Total stockholders' equity	3,035	2,000

Total Liabilities and Stockholders' Equity	$6,618	$4,549

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Service revenue	$3,147	$2,540	$6,155	$4,982
Product revenue	467	437	951	803
Total revenue	3,614	2,977	7,106	5,785

Operating expenses:
Cost of service revenue	874	731	1,751	1,460
Cost of product revenue	243	201	492	388
Selling and marketing	963	767	1,862	1,596
General and administrative	997	1,034	2,011	1,979
Research and development	197	194	409	375
Total operating expenses	3,274	2,927	6,525	5,798

Income/(loss) from operations	340	50	581	(13)

Other income/(expense):
Interest income	2	2	3	4
Interest expense	(3)	(2)	(8)	(3)
Other income, net	3	-	8	3
Total other income, net	2	-	3	4

Income/(loss) before income tax	342	50	584	(9)

Income tax provision	(4)	(3)	(7)	(7)

Net income/(loss)	$338	$47	$577	$(16)

Earnings/(loss) per common share:
Basic	$0.02	$0.00	$0.04	$(0.00)
Diluted	$0.02	$0.00	$0.04	$(0.00)

Weighted-average common shares outstanding:
Basic	14,462,722	14,299,638	14,428,694	14,293,658
Diluted	15,508,570	15,147,255	15,339,404	14,293,658

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$577	$(16)
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	44	40
Share-based compensation	186	175
Changes in assets and liabilities:
Trade receivables	(95)	(8)
Contract assets	(6)	(8)
Equipment financing receivables	(206)	(4)
Inventories	(16)	(263)
Contract costs	(46)	7
Prepaid expenses	(77)	(58)
Income tax receivable	(6)	(5)
Other assets	14	13
Accounts payable and accrued expenses	10	76
Contract liabilities	116	19
Net cash provided by/(used for) operating activities	495	(32)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(42)	(136)
Net cash used for investing activities	(42)	(136)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(17)	-
Proceeds from notes payable	-	267
Repayments made on notes payable	(49)	(71)
Proceeds from exercise of options	272	30
Net cash provided by financing activities	206	226

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	659	58

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	1,949	1,382

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$2,608	$1,440

Cash used during the year for:
Income taxes, net	$(12)	$(12)
Interest expense	(8)	(3)
Supplemental disclosure of non-cash inversting and financing information:

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Cloud telecommunications	$3,449	$2,769	$6,763	$5,352
Web services	165	208	343	433
Consolidated revenue	3,614	2,977	7,106	5,785

Income/(loss) from operations:
Cloud telecommunications	253	(56)	416	(244)
Web services	87	106	165	231
Total operating income/(loss)	340	50	581	(13)
Other income/(expense), net:
Cloud telecommunications	(1)	3	(4)	7
Web services	3	(3)	7	(3)
Total other income, net	2	-	3	4
Income/(loss) before income tax provision:
Cloud telecommunications	252	(53)	412	(237)
Web services	90	103	172	228
Income/(loss) before income tax provision	$342	$50	$584	$(9)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 6, 2019 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income (loss), EBITDA and Adjusted EBITDA. The terms Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
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they do not reflect income taxes or the cash requirements for any tax payments;
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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
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while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
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other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$338	$47	$577	$(16)
Share-based compensation	95	113	186	175
Amortization of intangible assets	14	18	27	36
Non-GAAP net income	$447	$178	$790	$195

Non-GAAP earnings per common share:
Basic	$0.03	$0.01	$0.05	$0.01
Diluted	$0.03	$0.01	$0.05	$0.01

Weighted-average common shares outstanding:
Basic	14,462,722	14,299,638	14,428,694	14,293,658
Diluted	15,508,570	15,147,255	15,339,404	15,181,564

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$338	$47	$577	$(16)
Depreciation and amortization	22	21	44	40
Interest expense	3	2	8	3
Interest and other income	(5)	(2)	(11)	(7)
Income tax provision	4	3	7	7
EBITDA	362	71	625	27
Share-based compensation	95	113	186	175
Adjusted EBITDA	$457	$184	$811	$202